As filed with the Securities and Exchange Commission on December 22, 2009

Registration No. 333-112212

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MTS MEDICATION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2740462
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2003 Gandy Boulevard North, Suite 800

St. Petersburg, Florida 33702

(727) 576-6311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd E. Siegel

MTS Medication Technologies, Inc.

2003 Gandy Boulevard North, Suite 800

St. Petersburg, Florida 33702

(727) 576-6311

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

Copies of all communications to:

Robert J. Grammig, Esq.

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida 33602

Phone: (813) 227-8500

Fax: (813) 229-0134

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On January 26, 2004, MTS Medication Technologies, Inc. (“MTS”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-112212) (the “Registration Statement”), registering the sale of up to 234,377 shares of MTS common stock. MTS is filing this Post-Effective Amendment No. 1 to the Registration Statement, in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K, to deregister any and all shares previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on December 22, 2009.

MTS Medication Technologies, Inc. Registrant

By:	/s/ TODD E. SIEGEL
Todd E. Siegel
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/S/ TODD E. SIEGEL Todd E. Siegel	Chief Executive Officer, President and Director (principal executive officer)	December 22, 2009

By:	/S/ MICHAEL P. CONROY Michael P. Conroy	Chief Financial Officer, Vice President and Corporate Secretary (principal financial officer and principal accounting officer)	December 22, 2009

By:	/S/ MATTHEW C. HICKS Matthew C. Hicks	Director	December 22, 2009

By:	/S/ DAVID L. KESSENICH David L. Kessenich	Director	December 22, 2009

By:	/S/ ROBERT A. MARTIN Robert A. Martin	Director	December 22, 2009